Exhibit 99.1

Annaly Mortgage Management, Inc. Reports 1st Quarter 2006 Core EPS of $0.16; Portfolio Repositioning Strengthens Performance Through Challenging Market

    NEW YORK--(BUSINESS WIRE)--May 1, 2006--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended March 31, 2006 of $23.9 million or $0.16 per average share available to common shareholders, as compared to Core Earnings of $58.8 million or $0.45 per average share available to common shareholders for the quarter ended March 31, 2005 and Core Earnings of $11.6 million or $0.06 per average share available to common shareholders for the quarter ended December 31, 2005. "Core Earnings" is defined as net (loss) income excluding impairment losses and gains or losses on sales of securities. On a GAAP basis, the net loss for the quarter ended March 31, 2006 was $10.9 million or $0.12 basic net loss per average share related to common shareholders, as compared to net income of $59.3 million or $0.46 basic net income per average share available to common shareholders for the quarter ended March 31, 2005 and a net loss of $136.8 million or $1.14 basic net loss per average share related to common shareholders for the quarter ended December 31, 2005. The Company continued the portfolio rebalancing it began in the fourth quarter of 2005 and recognized non-cash impairment charges relating to certain securities in its portfolio which had been held in an unrealized loss position.
    The rebalancing is being accomplished through asset sales and reinvestment into the market. During the first quarter $1.2 billion face amount of securities were sold, which were previously classified as other-than-temporarily impaired, resulting in a realized loss of $7.0 million, or $0.06 per share. In addition, the Company had a loss on other-than-temporarily impaired securities as of March 31, 2006 of $26.7 million, or $0.22 per share. Of the $26.7 million, $17.8 million resulted from further declines in value of securities classified as other-than-temporarily impaired at December 31, 2005 and $8.9 million from losses on additional securities that the Company determined to be other-than-temporarily impaired at March 31, 2006. The non-cash loss on the securities deemed other-than-temporarily impaired that remain in the Company's portfolio was reflected in the income statement based on the fair value of the securities on March 31, 2006, and recognition of such impairment charges will not reduce the taxable income of the Company.
    Common dividends declared for the quarter ended March 31, 2006 were $0.11 per share, as compared to $0.46 per share for the quarter ended March 31, 2005 and $0.10 per share for the quarter ended December 31, 2005. The annualized dividend yield on common stock for the quarter ended March 31, 2006, based on the March 31, 2006 closing price of $12.14, was 3.62%. On a Core Earnings basis, the Company provided an annualized return on average equity of 6.52% for the quarter ended March 31, 2006, as compared to 14.20% for the quarter ended March 31, 2005 and 3.04% for the quarter ended December 31, 2005. On a GAAP basis, the Company provided an annualized return on average equity of (2.98%) for the quarter ended March 31, 2006, as compared to 14.34% for the quarter ended March 31, 2005, and (35.71%) for the quarter ended December 31, 2005.
    As previously announced, subsequent to quarter-end the Company completed a public offering of common stock and Series B cumulative convertible preferred stock. The estimated net proceeds of the offering, including the exercise of the underwriters' over-allotment option, were approximately $549 million, before offering expenses.
    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "Our results in the first quarter represent an improvement over what they would have been had we not initiated our portfolio repositioning. By selling lower-yielding assets largely acquired in the much lower yield environment of 2003 and 2004 and replacing them with assets reflecting today's yields, we have accelerated the natural process by which our portfolio of short duration mortgage-backed securities adjusts to changing interest rates. With the capital raised in the first week of the second quarter, we will be able to take further advantage of the investment opportunities that have been created at the front end of the yield curve. As a result, our company is better-positioned to perform should the Federal Reserve continue its current course of tightening monetary policy or should it stop.
    "In addition, we are gratified by the response to our just-concluded capital-raising," Mr. Farrell continued. "The market voiced its support for our efforts at Annaly and at FIDAC, and our team is committed to justifying that confidence. By continuing to stay focused on our strategy of investing in high-quality, short-duration assets in Annaly and growing the asset management business at FIDAC, we believe we can deliver the returns to which long-term investors in Annaly have become accustomed."
    For the quarter ended March 31, 2006, the annualized yield on average earning assets was 4.70% and the annualized cost of funds on the average repurchase balance was 4.38%, which equates to an interest rate spread of 0.32%. This is an 86 basis point decrease over the 1.18% annualized interest rate spread for the quarter ended March 31, 2005 and a 23 basis point increase over the 0.09% annualized interest rate spread for the quarter ended December 31, 2005. For the quarter ended March 31, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 2.57%. For the quarter ended December 31, 2005, the annualized yield on average earning assets was 4.10% and the annualized cost of funds on the average repurchase balance was 4.01%. At March 31, 2006, the weighted average yield on assets was 5.03% and the cost of funds was 4.51%, which equates to an interest rate spread of 52 basis points. Leverage at March 31, 2006 was 10.2:1, in comparison to 10.8:1 at March 31, 2005 and 9.0:1 at December 31, 2005.
    Fixed rate securities comprised 52% of the Company's portfolio at March 31, 2006. The balance of the portfolio was comprised of 42% adjustable rate mortgages and 6% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of March 31, 2006, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, which carry an actual or implied "AAA" rating. During the first quarter of 2006, the Company entered into additional swap transactions, pursuant to which the Company agrees to pay a fixed rate of interest and to receive a variable interest rate. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps are to mitigate the risk of rising interest rates that affect our cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment.
    "We continue to add higher yielding assets and floating rate exposure to the portfolio," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "Giving effect to the swaps, our portfolio at March 31, 2006 was effectively comprised of 35% fixed-rate, 42% adjustable-rate and 23% floating-rate exposure. While we have made significant progress in managing through this challenging period, we will continue to use all of the tools at our disposal to position the portfolio to perform through a wide range of potential interest rate environments."

    The following table summarizes portfolio information for Annaly:


                                        March 31,  March 31,  Dec. 31,
                                          2006       2005      2005

Leverage at period-end                   10.2:1     10.8:1     9.0:1
Fixed-rate mortgage-backed securities
 as % of portfolio                          52%        29%       39%
Adjustable-rate mortgage-backed securities
 as % of portfolio                          42%        63%       55%
Floating-rate mortgage-backed securities
 as % of portfolio                           6%         8%        6%
Notional amount of interest rate swaps
 as % of portfolio                          17%         NA        3%
Annualized yield on average earning
 assets during the quarter                4.70%      3.75%     4.10%
Annualized cost of funds on avg.
 repurchase balance during the quarter 4.38% 2.57% 4.01% Weighted average yield on assets at
 period-end                               5.03%      3.96%     4.68%
Weighted average cost of funds at
 period-end                               4.51%      3.69%     4.16%

    The Constant Prepayment Rate was 18% during the first quarter of 2006, as compared to 25% during the first quarter of 2005, and 28% during the fourth quarter of 2005. The weighted average purchase price of the portfolio was 101.6 at March 31, 2006, 102.3 at March 31, 2005 and 102.0 at December 31, 2005. The weighted average cost basis, after the Other-Than-Temporary Impairment Charge, was 101.1 at March 31, 2006. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended March 31, 2006, March 31, 2005, and December 31, 2005 was $15.8 million, $36.1 million, and $31.9 million, respectively. The total net premium remaining unamortized at March 31, 2006, March 31, 2005, and December 31, 2005 was $173.7 million, $416.5 million, and $220.6 million, respectively.
    General and administrative expenses as a percentage of average assets were 0.18%, 0.14%, and 0.14% for the quarters ended March 31, 2006, March 31, 2005, and December 31, 2005, respectively. At March 31, 2006, March 31, 2005, and December 31, 2005, the Company had a common stock book value per share of $10.16, $11.81 and $10.73 respectively.
    At March 31, 2006, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.0 billion in net assets and $16.9 billion in gross assets, as compared to $2.3 billion in net assets and $18.6 billion in gross assets at March 31, 2005 and $2.3 billion in net assets and $18.7 billion in gross assets at December 31, 2005. For the quarter ended March 31, 2006, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $5.8 million, as compared to $4.7 million for the quarter ended March 31, 2005 and $6.9 million for the quarter ended December 31, 2005. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.
    "FIDAC continues to demonstrate that it was a beneficial acquisition for Annaly shareholders," said Mr. Farrell. "Since its acquisition in June 2004, FIDAC has virtually paid for itself out of cumulative net advisory and service fees. Assets under management at FIDAC have trended down due to late-cycle mark-to-market changes and redemptions in open-end structures, but we remain focused on our long-term goal of growing the fee income stream from FIDAC through our core offerings and through diversification into new products and strategies."
    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 162,916,656 shares of common stock outstanding.
    The Company will hold the first quarter 2006 earnings conference call on May 2, 2006 at 10:00 a.m. EST. The number to call is 1-866-713-8563 for domestic calls and 617-597-5311 for international calls and the pass code is 85770262. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 49812631. The repay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.
    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



            ANNALY MORTGAGE MANAGEMENT, INC. AND SUBSIDIARY
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                                March 31,  December 31,  September 31,
                                  2006        2005          2005
                               (Unaudited)               (Unaudited)
                             -----------------------------------------

ASSETS

Cash and cash equivalents      $   2,403    $   4,808    $   1,684
Mortgage-Backed Securities,
 at fair value                16,176,348   15,929,864   18,697,385
Agency Debentures, at fair
 value                                 -            -      258,616
Receivable for Mortgage-
 Backed Securities sold          139,491       13,449          788
Accrued interest receivable       75,092       71,340       83,806
Receivable for advisory and
 service fees                      3,805        3,497        4,579
Intangible for customer
 relationships                    13,851       15,183       15,367
Goodwill                          22,966       23,122       23,122
Interest rate swaps, at fair
 value                            36,470            -            -
Other assets                       2,281        2,159        1,218
                             -------------------------------------

Total assets                 $16,472,707  $16,063,422  $19,086,565
                             =====================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
 Repurchase agreements       $14,629,883  $13,576,301  $17,038,226
 Payable for Mortgage-Backed
 Securities purchased            354,312      933,051      429,502
 Accrued interest payable         37,738       27,994       34,171
 Dividends payable                13,607       12,368       16,079
 Other liabilities                     -          305          625
 Accounts payable and other
  liabilities                      3,238        8,837        8,602
 Interest rate swaps, at fair
  value                                -          543            -

                             -------------------------------------
Total liabilities             15,038,778   14,559,399   17,527,205
                             -------------------------------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred
  Stock: 7,637,500
  authorized, 7,412,500
  shares issued and
  outstanding respectively       177,088      177,088      177,088
 Common stock: par value $.01
  per share; 500,000,000
  authorized, 123,701,656,
  123,684,931, 123,684,931,
  122,554,831 and 121,277,698
  shares issued and
  outstanding, respectively        1,237        1,237        1,237
 Additional paid-in capital    1,679,904    1,679,452    1,679,452
 Accumulated other
  comprehensive loss            (249,459)    (207,117)    (304,555)
 Retained (deficit) earnings    (174,841)    (146,637)       6,138
                             -------------------------------------

Total stockholders' equity     1,433,929    1,504,023    1,559,360
                             -------------------------------------

Total liabilities and
 stockholders' equity        $16,472,707  $16,063,422  $19,086,565
                             =====================================


                                            June 30,    March 31,
                                              2005        2005
                                          (Unaudited)  (Unaudited)
                                          ------------------------

ASSETS

Cash and cash equivalents                 $     3,669  $     2,417
Mortgage-Backed Securities, at fair value  19,165,744   18,702,470
Agency Debentures, at fair value              391,092      388,593
Receivable for Mortgage-Backed Securities
 sold                                               -            -
Accrued interest receivable                    87,960       80,172
Receivable for advisory and service fees        4,334        2,883
Intangible for customer relationships          15,552       15,613
Goodwill                                       23,122       23,122
Interest rate swaps, at fair value                  -            -
Other assets                                    1,472        1,873
                                          ------------------------

Total assets                              $19,692,945  $19,217,143
                                          ========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Repurchase agreements                    $17,251,594  $17,438,609
 Payable for Mortgage-Backed Securities
  purchased                                   659,325       75,165
 Accrued interest payable                      29,654       33,770
 Dividends payable                             44,120       54,575
 Other liabilities                              1,241        1,569
 Accounts payable and other liabilities         6,523        4,079
 Interest rate swaps, at fair value                 -            -

                                          ------------------------
Total liabilities                          17,992,457   17,607,767
                                          ------------------------

Stockholders' Equity:
 7.875% Series A Cumulative Redeemable
  Preferred Stock: 7,637,500 authorized,
  7,412,500 shares issued and outstanding
  respectively                                177,088      177,077
 Common stock: par value $.01 per share;
  500,000,000 authorized, 123,701,656,
  123,684,931, 123,684,931, 122,554,831 and
  121,277,698 shares issued and outstanding,
  respectively                                  1,226        1,213
 Additional paid-in capital                 1,662,347    1,638,911
 Accumulated other comprehensive loss        (144,853)    (213,280)
 Retained (deficit) earnings                    4,680        5,455
                                          ------------------------

Total stockholders' equity                  1,700,488    1,609,376
                                          ------------------------

Total liabilities and stockholders'
 equity                                   $19,692,945  $19,217,143
                                          ========================


            ANNALY MORTGAGE MANAGEMENT, INC. AND SUBSIDARY
       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)

                                      For the Quarters Ending

                                 March 31,  December 31, September 30,
                                   2006         2005         2005
                                -------------------------------------

Interest income                  $  194,882   $  179,688    $ 177,474

Interest expense                    167,512      165,766      155,043
                                -------------------------------------

Net interest income                  27,370       13,922       22,431
                                -------------------------------------
Other income
 Investment advisory and
  service fees                        6,997        8,702       10,945
 (Loss) gain on sale of
  Mortgage-Backed Securities         (7,006)     (65,285)          32
                                -------------------------------------

     Total other (loss) income           (9)     (56,583)      10,977
                                -------------------------------------

Expenses
 Distribution fees                    1,170        1,850        2,414
 General and administrative
  expenses                            7,177        6,359        6,455
                                -------------------------------------

     Total expenses                   8,347        8,209        8,869
                                -------------------------------------

Impairment of intangible for
 customer relationships               1,148            -            -
                                -------------------------------------

Loss on  other-than-temporarily
 impaired securities                 26,730       83,098            -
                                -------------------------------------

(Loss) income before income
 taxes                               (8,864)    (133,968)      24,539

Income taxes                          2,085        2,791        3,353
                                -------------------------------------

Net (loss) income                   (10,949)    (136,759)      21,186

Dividend on preferred stock           3,648        3,649        3,648
                                -------------------------------------

Net (loss) income  (related)
 available to common
 shareholders                      ($14,597)   ($140,408)   $  17,538
                                =====================================

Net (loss)  income per share
 (related) available to common
 shareholders:
  Basic                              ($0.12)      ($1.14)   $    0.14
                                =====================================

  Diluted                            ($0.12)      ($1.14)   $    0.14
                                =====================================

Weighted average number of
 shares outstanding:
  Basic                         123,693,851  123,684,931  123,169,910
                                =====================================

  Diluted                       123,693,851  123,684,931  123,330,645
                                =====================================

Net (loss) income                  ($10,949)   ($136,759)   $  21,186
                                -------------------------------------
Comprehensive (loss) income
 Unrealized (loss) gain on
  available-for-sale securities    (113,091)     (50,402)    (159,670)
 Unrealized gain (loss) on
  interest rate swaps                37,013         (543)           -
 Reclassification adjustment
  for net losses (gains)
  included in net loss or
  income                             33,736      148,383          (32)
                                -------------------------------------
 Other comprehensive (loss)
  income                            (42,342)      97,438     (159,702)
                                -------------------------------------
Comprehensive (loss) income        ($53,291)    ($39,321)   ($138,516)
                                =====================================


                                              For the Quarters Ending

                                               June 30,    March 31,
                                                 2005        2005
                                             ------------------------

Interest income                              $   171,595   $  176,289

Interest expense                                 133,758      113,993
                                             ------------------------

Net interest income                               37,837       62,296
                                             ------------------------

Other income
 Investment advisory and service fees              9,669        6,309
 (Loss) gain on sale of Mortgage-Backed
  Securities                                      11,435          580
                                             ------------------------

     Total other (loss) income                    21,104        6,889
                                             ------------------------

Expenses
 Distribution fees                                 2,126        1,610
 General and administrative expenses               6,800        6,664
                                             ------------------------

     Total expenses                                8,926        8,274
                                             ------------------------

Impairment of intangible for customer
 relationships                                         -            -
                                             ------------------------

Loss on  other-than-temporarily impaired
 securities                                            -            -
                                             ------------------------

(Loss) income before income taxes                 50,015       60,911

Income taxes                                       3,022        1,578
                                             ------------------------

Net (loss) income                                 46,993       59,333

Dividend on preferred stock                        3,648        3,648
                                             ------------------------

Net (loss) income  (related) available to
 common shareholders                         $    43,345   $   55,685
                                             ========================

Net (loss)  income per share (related)
 available to common shareholders:
  Basic                                      $      0.36   $     0.46
                                             ========================

  Diluted                                    $      0.36   $     0.46
                                             ========================

Weighted average number of shares
 outstanding:
  Basic                                      121,740,256  121,270,867
                                             ========================

  Diluted                                    122,013,050  121,564,320
                                             ========================

Net (loss) income                            $    46,993   $   59,333
                                             ------------------------
Comprehensive (loss) income
 Unrealized (loss) gain on available-for-
  sale securities                                 79,862      (91,900)
 Unrealized gain (loss) on interest rate
  swaps                                                -            -
 Reclassification adjustment for net losses
 (gains) included in net loss or income          (11,435)        (580)
                                             ------------------------
 Other comprehensive (loss) income                68,427      (92,480)
                                             ------------------------
Comprehensive (loss) income                  $   115,420     ($33,147)
                                             =========================

    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations:
             1-888-8Annaly
             www.annaly.com